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                                                                   EXHIBIT 10.4

                             SPLIT-DOLLAR AGREEMENT

     This Agreement by and between Paul M. Peduto (the "Employee") and WARREN FIVE CENTS SAVINGS BANK (the "Bank") shall be effective as of January 1, 1999.

     WHEREAS, the Employee is employed by the Bank; and

     WHEREAS, the Employee wishes to provide life insurance protection for his family in the event of his death, under a policy of life insurance insuring his life (the "Policy"), which is described in Exhibit A attached hereto and by this reference made a part hereof, and which is being issued by the issuer listed in Exhibit A (the "Insurer"); and

     WHEREAS, the Bank is willing to pay the premiums due on the Policy as an additional employment benefit for the Employee, on the terms and conditions hereinafter set forth;

     WHEREAS, the Employee is the owner of the Policy and, as such, possesses all incidents of ownership in and to the Policy; and

     WHEREAS, the Bank wishes to have the Policy collaterally assigned to it by the Employee, in order to secure the repayment of the amounts which it will pay toward the premiums on the Policy;

     NOW, THEREFORE, in consideration of the premises and of the mutual promises contained herein, the parties hereto agree as follows:

     1.   PURCHASE OF POLICY.

     The Employee will contemporaneously purchase the Policy from the Insurer; such policy to provide a death benefit to the Employee equal to three times the Employee's base salary (as in effect on the Effective Date and as subsequently adjusted). Both parties hereto agree that they will take all necessary action to cause the Insurer to issue the Policy and shall take any further action which may be necessary to cause the Policy to conform to the provisions of this Agreement. Both parties hereto agree that the Policy shall be subject to the terms and conditions of this Agreement and of the collateral assignment filed with the Insurer relating to the Policy.

     2.   OWNERSHIP OF POLICY.

     The Employee (or Employee's donee, if applicable) shall be the sole and absolute owner of the Policy; the Employee may exercise all ownership rights granted to the owner thereof by the terms of the Policy, except as may be otherwise provided herein.


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     3.   PAYMENT OF PREMIUMS.

     So long as the Employee is an employee of the Bank, before the end of any grace period provided in the Policy for each premium payment, the Bank shall pay or cause to be paid the full amount of the premium to the Insurer, and shall, upon request, promptly furnish the Employee evidence of timely payment of such premium. The Bank shall annually furnish to the Employee a statement of the amount of income reportable by the Employee for federal and state income tax purposes, as a result of its payment of such premium.

     4.   APPLICATION OF DIVIDENDS.

     Any dividend declared on the Policy, if any, shall be applied to purchase paid-up additional insurance on the life of the Employee. The parties hereto agree that the dividend election provisions of the Policy shall conform to the provisions hereof.

     5.   COLLATERAL ASSIGNMENT.

     To secure the repayment to the Bank of an amount equal to the aggregate amount of its premium payments under the Policy, the Employee has contemporaneously with the execution of this Agreement assigned the Policy to the Bank as collateral, by means of the form used by the Insurer for such assignments. The collateral assignment of the Policy to the Bank hereunder shall not be terminated, altered or amended by the Employee without the express written consent of the Bank. Both parties hereby agree to take all action necessary to cause such collateral assignment to conform to the provisions of this Agreement.

     6.   TRANSFER OF POLICY.

          (a) Except as provided in subsection (b) below and as otherwise provided herein, neither the Employee nor any donee of the Employee's, without the express written consent of the Bank, shall sell, assign, transfer, borrow against, surrender or cancel the Policy, change the beneficiary designation provision thereof, or terminate the dividend election thereof.

          (b) The Employee shall have the right to absolutely and irrevocably give to a donee, all of his right, title and interest in and to the Policy, subject to the collateral assignment of the Policy to the Bank pursuant hereto. The Employee may exercise this right by executing a written transfer of ownership in the form used by the Insurer for irrevocable gifts of insurance policies, and delivering this form to the Bank. Upon receipt of such form, executed by the Employee and duly accepted by the donee thereof, the Bank shall consent thereto in writing, and shall thereafter treat the Employee's donee as the sole owner of all of the Employee's right, title and interest in and to the Policy, subject to the Bank pursuant hereto. Thereafter, the Employee shall have no right, title or interest in and to the Policy, all such rights being vested in and exercisable only by such donee.


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     7.   PAYMENT OF BENEFIT.

     Upon the death of the Employee while the Policy is in effect, the beneficiary or beneficiaries shall receive an amount of the death benefit equal to three (3) times the Employee's base salary in effect at the time of his death and the Bank shall have the unqualified right to receive the remaining portion of the death benefit. No amount shall be paid from such death benefit to the designated beneficiary or beneficiaries until the full amount due the Bank hereunder has been paid. Both parties hereto agree that the beneficiary designation provision of the Policy shall conform to the provisions hereof.

     8.   PAYMENT OF CASH SURRENDER VALUE.

     Upon the expiration or termination of the Policy prior to the death of the Employee, the Bank shall have the unqualified right to receive a portion of the cash surrender value of the Policy equal to the aggregate amount of its premium payments under the Policy, reduced by any outstanding indebtedness to the Insurer which was incurred by the Bank and secured by the Policy, including any interest due on such indebtedness. The balance of the Policy's cash surrender value, if any, shall be distributed to the Employee or the Employee's donee, if applicable. In no event shall the amount payable to the Bank hereunder exceed the Policy's cash surrender value. No amount shall be paid to the Employee or the Employee's donee, if applicable, until the full amount due the Bank hereunder has been paid. Both parties hereto agree that the Policy shall conform to the provisions hereof.

     9.   TERMINATION OF AGREEMENT.

          (a) This Agreement shall terminate without notice upon the occurrence of any of the following events: (i) the total cessation of the business of the Bank, (ii) the bankruptcy, receivership or dissolution of the Bank, or (iii) failure of the Employee (or the Employee's donee, if applicable) to repay the Bank pursuant to the provisions of Section 10.

          (b) In addition, the Employee (or the Employee's donee, if applicable) may terminate this Agreement, while no premium under this Policy is overdue, by written notice to the other parties hereto. Such termination shall be effective as of the date of such notice.

          (c) Upon the termination of the Agreement, the Bank shall have the unqualified right to receive a portion of the cash surrender value of the Policy equal to the aggregate amount of its premium payments under the Policy, reduced by any outstanding indebtedness to the Insurer which was incurred by the Bank and secured by the Policy, including any interest due on such indebtedness.


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     10.  RELEASE OF COLLATERAL ASSIGNMENT AT TERMINATION.

     Within thirty (30) days after the date of the termination of his employment with the Bank, the Employee (or the Employee's donee, if applicable) shall pay to the Bank an amount in cash equal to the aggregate amount of premiums paid under the Policy by the Bank to date reduced by any outstanding indebtedness to the Insurer secured by the Policy which was incurred by the Bank and remains outstanding as of the date of such termination (including any interest then due with respect to such indebtedness). Upon receipt of such amount, the Bank shall release the collateral assignment of the Policy by the execution and delivery of any appropriate instrument of release.

     11.  INSURER NOT A PARTY.

     Subject to the terms and conditions of the Policy, the Insurer shall be fully discharged from its obligations under the Policy by payment of the Policy death benefit to the beneficiary or beneficiaries named in the Policy, subject to the terms and conditions of the Policy. In no event shall the insurer be considered a party to this Agreement, or any modification or amendment hereof. No provisions of this Agreement nor or any modification or amendment hereof shall in any way be construed as enlarging, changing, varying or in any other way affecting the obligations of the Insurer as expressly provided in the Policy, except insofar as the provisions hereof are made a part of the Policy by the collateral assignment executed by the Employee and filed with the Insurer in connection herewith.

     12.  ADMINISTRATION.

     The Bank shall make all determinations concerning rights to benefits under this Agreement. Any decision by the Bank denying a claim by the Employee, his donee or his beneficiary, for benefits under this Agreement shall be stated in writing and delivered or mailed to the Employee or such donee or beneficiary. Such decision shall set forth the specific reasons for the denial, written to the best of the Bank's ability in a manner that may be understood without legal or actuarial counsel.

     13.  NOTICES.

     Any notice required or permitted to be given hereunder shall be effective when received and shall be sufficient if in writing and if personally delivered or sent by prepaid cable, telex or registered air mail, return receipt requested, to the party to receive such notice at this address set forth at the end of this Agreement or at such other address as a party may be notice specify to the other.


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     14.  MISCELLANEOUS.

     To be effective, each modification or amendment to this Agreement must be in writing and signed by both parties hereto. No waiver shall be valid unless in writing and signed by the waiving party. No inaction shall constitute a waiver. Any waiver shall be effective only with respect to past events and shall not constitute a continuing or prospective waiver unless expressly so stated in writing. This Agreement shall be governed by the laws of the Commonwealth of Massachusetts as the forum for any litigation between the parties with respect to this Agreement. If any provision or provisions of this Agreement is, or hereafter is adjudged to be, for any reason unenforceable or invalid, it is the specific intent of the parties that the remainder hereof shall subsist and be binding upon each of the parties hereto. This Agreement shall bind and inure to the benefit of the respective assigns, heirs, successors and legal representatives of each of the parties hereto. The headings and captions of this Agreement are for the purpose of reference only and shall not limit or defined any meaning thereof.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement, in duplicate, as of the day and year first above written.

WARREN FIVE CENTS SAVINGS BANK              EMPLOYEE


By: __________________________          _________________________________
  Title:________________________


_____________________________           _________________________________
Attest                                  Witness



(SEAL)


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                                    EXHIBIT A
                                    ---------

     The following life insurance policy is subject to the foregoing Split-Dollar Agreement:

Insurer:          Security Life of Denver Insurance Company

Insured:          Paul M. Peduto

Policy Number:    1556037

Face Amount:      $429,208

Date of Issue:    January 1, 1999


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